EXHIBIT 10

Advertising Service Contract

Party A: Hebei Agriculture Means of Production Co., Ltd. (“Hebei AMP”)

Legal Representative: Chen Lijun

Domicile: 10, Ping’an South Avenue, Shijiazhuang, Hebei Province, P.R.China

Party B: China Agriculture Media (Hong Kong) Group Co., Ltd. (“CAM Group HK”)

Legal Representative: Chen Li

Domicile: RM 1708, B2 Nanfung Tower, 173 Des Voeux Road, HK, P.R.China

I.      Service Content

Parties hereto have entered into an agreement that Party A makes a purchase of no less than 1,314,000 advertising seconds per month at unit price of no less than RMB 2.54 from Party B. Meanwhile, Party B should provide the following services for Party A to accomplish the services of this contract, including but not limited to:

1.       Brand promotion;

2.       Advertising design;

3.       Advertisements placement;

4.       Advertisements effect & production supervision.

II.    Term

This contract remains valid for one year, from Jun 1, 2012 to May 31, 2013.

III.  Payment

Party A should pay expenses related to advertising incurred during the month to the designated bank account of Party B before the 30th day of the same month.

IV.  Miscellaneous

1.       Parties hereto may revise or supplement through negotiation matters not mentioned herein and sign a supplemental contract accordingly; in the event of any discrepancy between this contract and any supplementary contracts, the supplementary contracts shall prevail. Both the supplementary contracts and this contract have the same legal effects.

2.       This contract comes to effect upon signatures by representatives of parties hereto.

Party A: _/s/ Chen Lijun __ Party B:_ /s/ China Agriculture Media (Hong Kong) Group Co., Ltd.

(signature and/or signet) (signature and/or signet)

Date: May 30, 2012 Date: May 30, 2012